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                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement Nos. 333-30985 and 333-89975 of Coinstar, Inc. on Form S-8 of our report dated February 9, 2001, included in this Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 28, 2001